Execution Version
Exhibit 10.18

NINTH AMENDMENT

TO

AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT
DATED AS OF NOVEMBER 18, 2022
AMONG
VIPER ENERGY PARTNERS LLC,
AS BORROWER,
VIPER ENERGY PARTNERS LP
AS PARENT GUARANTOR,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC,
AS SOLE BOOK RUNNER AND SOLE LEAD ARRANGER
PNC BANK, NATIONAL ASSOCIATION AND TRUSIT BANK,
AS CO-SYNDICATION AGENTS

This NINTH AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of November 18, 2022, is among: VIPER ENERGY PARTNERS LLC, a Delaware limited liability company (the “Borrower”); VIPER ENERGY PARTNERS LP, a Delaware limited partnership (the “Parent Guarantor”); each of the Lenders, as such term is defined in the Credit Agreement referred to below, party hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 20, 2018 (as amended and supplemented prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The parties hereto desire to enter into this Amendment to, among other things, (1) evidence the reaffirmation by the Required Lenders of the Borrowing Base at $580,000,000 in respect to the November 1, 2022 Scheduled Redetermination as set forth in Section 3 hereof, effective as of the Amendment Effective Date (as defined below), and (2) amend certain terms of the Credit Agreement, in each case, effective as of the Amendment Effective Date (as defined below).
C.    Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof:
2.1    The Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto) is hereby amended and restated, effective as of the Amendment Effective Date, in its entirety as set forth in Annex A hereto;
2.2    Exhibit B of the Credit Agreement is hereby amended and restated, effective as of the Amendment Effective Date, in its entirety as set forth in Exhibit B hereto; and
2.3    Exhibit C of the Credit Agreement is hereby amended and restated, effective as of the Amendment Effective Date, in its entirety as set forth in Exhibit C hereto.
Section 3.    Borrowing Base Reaffirmation and Aggregate Elected Commitment Amounts. In reliance on the covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Administrative Agent and the Required Lenders hereby agree that the Borrowing Base is hereby reaffirmed at $580,000,000, and the Borrowing Base shall remain at $580,000,000 until the next Scheduled Redetermination, Interim Redetermination, or other redetermination or adjustment of
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the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The Borrower, the Administrative Agent and the Lenders hereby agree that the redetermination of the Borrowing Base provided for in this Section 3 shall constitute the Scheduled Redetermination scheduled for November 1, 2022 for purposes of Section 2.07(b) of the Credit Agreement. This Section 3 constitutes a New Borrowing Base Notice received by the Borrower in accordance with Section 2.07(d) of the Credit Agreement. The new Borrowing Base determined pursuant to this Section 3 shall be effective as of the Amendment Effective Date, notwithstanding the effective date that would otherwise be applicable to a redetermination pursuant to Section 2.07(d) of the Credit Agreement. The Borrower agrees and confirms that, as of the Amendment Effective Date, the Aggregate Elected Commitment Amounts remain at $500,000,000.
Section 4.    Existing Eurodollar Loans. Notwithstanding anything to the contrary in this Amendment or in the Credit Agreement (as amended hereby), all “Eurodollar Loans” (under and as defined in the Credit Agreement as in effect immediately prior to giving effect to this Amendment) outstanding immediately prior to the effectiveness of this Amendment shall, on the Amendment Effective Date, be rearranged and converted into a new SOFR Borrowing consisting of SOFR Loans with an Interest Period of one-month’s duration (commencing on the Amendment Effective Date), and which SOFR Loans shall thereafter be subject to the terms and conditions of the Credit Agreement (as amended hereby). In connection with such rearrangement and conversion, the Borrower shall deliver any such Interest Election Request as the Administrative Agent may reasonably request. Each Lender hereby waives any payments owing to such Lender that would otherwise be required under Section 5.02 of the Credit Agreement (prior to giving effect to this Amendment) in connection with or as a result of the rearrangement and conversion contemplated by this Section 4.
Section 5.    Conditions Precedent to Amendment Effective Date. This Amendment shall become effective on the date (such date, the “Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):
5.1    The Administrative Agent shall have received from each of the Lenders, the Parent Guarantor, and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Person.
5.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
5.3    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.
The Administrative Agent is hereby authorized and directed to declare the Amendment Effective Date to have occurred when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
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Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each of the Parent Guarantor and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date; and
(ii)    no Default or Event of Default has occurred and is continuing.
6.3    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
6.4    NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.5    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.6    Payment of Expenses. To the extent required pursuant to Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
6.7    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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6.8    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.9    Loan Document. This Amendment is a Loan Document.
[SIGNATURES BEGIN NEXT PAGE]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

VIPER ENERGY PARTNERS LLC, as Borrower

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

VIPER ENERGY PARTNERS LP, as Parent Guarantor By: Viper Energy Partners GP LLC, its general partner

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ Michael Real
Name: Michael Real
Title: Managing Director

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brittany Lehr
Name: Brittany Lehr
Title: Vice President
SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

COMERICA BANK, as a Lender

By:	/s/ Cassandra Lucas
Name: Cassandra Lucas
Title: Vice President

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

BOKF, NA, dba BANK OF OKLAHOMA, as a Lender

By:	/s/ John Krenger
Name: John Krenger
Title: Senior Vice President

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jason Groll
Name: Jason Groll
Title: Vice President
SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Michael Wagner
Name: Michael Wagner
Title: Authorized Signatory

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, HOUSTON BRANCH, as a Lender

By:	/s/ Marc Graham
Name: Marc Graham
Title: Managing Director
SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Dalton Harris
Name: Dalton Harris
Title: Authorized Officer

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Jeff Ard
Name: Jeff Ard
Title: Vice President
SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Greg Smothers
Name: Greg Smothers
Title: Director
SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

TRUIST BANK (formerly known as Branch Banking and Trust Company and SunTrust Bank), as a Lender

By:	/s/ James Giordano
Name: James Giordano
Title: Managing Director

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director
SIGNATURE PAGE
NINTH AMENDMENT TO CREDIT AGREEMENT

ANNEX A

CONFORMED CREDIT AGREEMENT

[See attached.]

EXHIBIT B

FORM OF BORROWING REQUEST
[ ], 20[ ]
Viper Energy Partners LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.03 of the Amended and Restated Senior Secured Revolving Credit Agreement dated as of July 20, 2018 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:
(i)    Aggregate amount of the requested Borrowing is $ [ ];

(ii)    Date of such Borrowing is [ ], 20[ ];

(iii)    Requested Borrowing is to be [an ABR Borrowing] [a SOFR Borrowing];

(iv)    In the case of a SOFR Borrowing, the initial Interest Period applicable thereto is [ ];

(v)    Amount of Borrowing Base in effect on the date hereof is $[ ];

(vi)    The Aggregate Elected Commitment Amounts in effect on the date hereof is $[ ];

(vii)    Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[ ];

(viii)    Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[ ]; and

(ix)    Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                ]
[                ]
[                ]
[                ]
[                ]

The undersigned certifies that he/she is the [____________________] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

VIPER ENERGY PARTNERS LLC

By:
Name:
Title:

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[ ], 20[ ]
Viper Energy Partners LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.04 of the Amended and Restated Senior Secured Revolving Credit Agreement dated as of July 20, 2018 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:
(i)    The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [ ];
(ii)    The effective date of the election made pursuant to this Interest Election Request is [ ], 20[ ];[and]
(iii)    The resulting Borrowing is to be [an ABR Borrowing] [a SOFR Borrowing][; and]
[(iv)     [If the resulting Borrowing is a SOFR Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [ ]].
The undersigned certifies that he/she is the [____________] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

VIPER ENERGY PARTNERS LLC

By:
Name:
Title:

Annex A to Ninth Amendment to Amended and Restated
Senior Secured Revolving Credit Agreement

AMENDED AND RESTATED SENIOR SECURED
REVOLVING CREDIT AGREEMENT
DATED AS OF
July 20, 2018
AMONG
VIPER ENERGY PARTNERS LLC,
AS BORROWER,
VIPER ENERGY PARTNERS LP
AS PARENT GUARANTOR,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC,
AS SOLE BOOK RUNNER AND SOLE LEAD ARRANGER
PNC BANK, NATIONAL ASSOCIATION AND TRUSIT BANK,
AS CO-SYNDICATION AGENTS
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ANNEXES, EXHIBITS AND SCHEDULES
Annex I    List of Maximum Credit Amounts
Exhibit A    Form of Note
Exhibit B    Form of Borrowing Request
Exhibit C    Form of Interest Election Request
Exhibit D    Form of Compliance Certificate
Exhibit E    Security Instruments
Exhibit F    Form of Assignment and Assumption
Exhibit G-1    Form of U.S. Tax Compliance Certificate
(Foreign Lenders; non-partnerships)
Exhibit G-2    Form of U.S. Tax Compliance Certificate
(Foreign Participants; non-partnerships)
Exhibit G-3    Form of U.S. Tax Compliance Certificate
(Foreign Participants; partnerships)

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Exhibit G-4    Form of U.S. Tax Compliance Certificate
(Foreign Lenders; partnerships)
Exhibit H-1    Form of Elected Commitment Amount Increase Agreement
Exhibit H-2    Form of Additional Lender Agreement
Schedule 7.14    Subsidiaries and Partnerships
Schedule 7.19    Marketing Agreements
Schedule 7.20    Swap Agreements
Schedule 9.06    Certain Foreign Properties
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THIS AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of July 20, 2018 is among: Viper Energy Partners LLC, a Delaware limited liability company, as borrower (the “Borrower”); Viper Energy Partners LP, a Delaware limited partnership, as parent guarantor (the “Parent Guarantor”); each of the Lenders from time to time party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
(1)    The Parent Guarantor, the Borrower, the Administrative Agent and other financial institutions named and defined therein as lenders and agents entered into that certain Senior Secured Revolving Credit Agreement dated as of July 8, 2014, pursuant to which such lenders provided certain loans to and extensions of credit on behalf of the Parent Guarantor, as borrower thereunder (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).
(2)    Pursuant to that certain Assignment and Assumption Agreement dated as of May 30, 2018 by and between the Parent Guarantor and the Borrower, and consented to by the Administrative Agent and the lenders under the Existing Credit Agreement, (A) the Parent Guarantor assigned to the Borrower its liabilities, obligations, responsibilities, rights and benefits as “Borrower” under the Existing Credit Agreement and the Loan Documents (as defined thereunder), and the Borrower accepted such assignment and assumed such obligations and (B) the Parent Guarantor became a guarantor under the Existing Credit Agreement and the Loan Documents (as defined thereunder).
(3)    The Borrower has requested, and the Lenders have agreed, to amend and restate the Existing Credit Agreement subject to the terms and conditions of this Agreement.
(4)    Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
Definitions and Accounting Matters
Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition Swaps” has the meaning assigned such term in Section 9.18(b).
“Additional Lender” has the meaning assigned to such term in Section 2.06(b)(ii)(A).
“Additional Lender Agreement” has the meaning assigned to such term in Section 2.06(b)(ii)(B)(7).

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“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent and the Syndication Agents; and “Agent” shall mean either the Administrative Agent or a Syndication Agent, as the context requires.
“Aggregate Elected Commitment Amounts” at any time shall equal the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(b). The Aggregate Elected Commitment Amounts as of the Seventh Amendment Effective Date are $500,000,000.
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be increased, reduced or terminated pursuant to Section 2.06. The Aggregate Maximum Credit Amounts as of the Seventh Amendment Effective Date are $2,000,000,000.
“Agreement” means this Amended and Restated Senior Secured Revolving Credit Agreement, as the same may be amended, amended and restated, modified or supplemented from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c)(i) Adjusted Term SOFR for a one-month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus (ii) 1%, provided that, clause (c) of this definition shall not be applicable during any period in which Adjusted Term SOFR is unavailable or unascertainable. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means, for any day, with respect to any ABR Loan or SOFR Loan or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Utilization Grid below based upon the Utilization Percentage then in effect:

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Utilization Grid
Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
SOFR Loans	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Loans	1.00%	1.25%	1.50%	1.75%	2.00%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12, then until such delivery the “Applicable Margin” and the “Commitment Fee Rate” mean the rate per annum set forth on the grid when the Utilization Percentage is at its highest level.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Elected Commitment Amount represented by such Lender’s Elected Commitment Amount as such percentage is set forth on Annex I; provided that if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Exposures then outstanding.
“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher.
“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Cawley, Gillespie & Associates, Inc., (d) Pinnacle Energy Services, LLC and (e) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.
“Arranger” means Wells Fargo Securities, LLC, in its capacity as the sole book runner and sole lead arranger hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with

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the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

    “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan

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Document in accordance with Section 3.03(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefiting Guarantor” means a Guarantor for which funds or other support are necessary for such Guarantor to constitute an Eligible Contract Participant.
“BHC Act Affiliate” has the meaning set forth in Section 12.20(b)(i).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrower LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement dated as of May 9, 2018 of the Borrower, as the same may be amended, amended and restated, modified or supplemented from time to time.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(m)(ii), or Section 9.12(d).
“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceed the Borrowing Base then in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or the Lenders, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree, in

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their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Provider” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of the Restricted Subsidiaries having a fair market value in excess of $1,000,000.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner, or (b) the General Partner shall cease to be the general partner of the Parent Guarantor.
“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith (whether or not having the force of law) or in implementation thereof, and (ii) all requests, rules, regulations, guidelines, interpretations, requirements, and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall, in each case, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The amount representing each Lender’s Commitment shall at any time be the least of (i) such Lender’s Maximum Credit Amount, (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base, and (iii) such Lender’s Elected Commitment. The total Commitments is the aggregate amount of the Commitments of all the Lenders.

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“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and any successor statute.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.02 and other technical, administrative or operational matters) that the Administrative Agent, acting reasonably, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, acting reasonably, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, acting reasonably, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, acting reasonably, decides is necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Net Income” means with respect to the Parent Guarantor, the Borrower and the Consolidated Restricted Subsidiaries, for any period of determination, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of an Unrestricted Subsidiary or any Person in which the Borrower or any Consolidated Restricted Subsidiaries have an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such Unrestricted Subsidiary or other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided further that if the Borrower or any Consolidated Restricted Subsidiary shall acquire or dispose of any Property during such period or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation as if such acquisition, disposition or redesignation had occurred on the first day of such period.
“Consolidated Restricted Subsidiary” means each Consolidated Subsidiary that is a Restricted Subsidiary.

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“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.
“Consolidated Unrestricted Subsidiary” means each Consolidated Subsidiary that is an Unrestricted Subsidiary.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” has the meaning set forth in Section 12.20(b)(ii).
“Covered Party” has the meaning set forth in Section 12.20(a).
“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, but excluding those from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date such payment is due or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the foregoing, “Debt” shall not include (Y) any obligation arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn-outs, holdbacks, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of a Restricted Subsidiary in

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a transaction permitted by this Agreement or (Z) Swap Obligations (other than as specified in clause (i) of the first sentence of this definition).
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning set forth in Section 12.20(b)(iii).
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable

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for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated. Notwithstanding the foregoing, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders of the Equity Interest have the right to require the Borrower to repurchase or redeem such Equity Interest upon or following the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 9.04 hereof.
“dollars”, “Dollars”, or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest, income taxes, depreciation, depletion, amortization, exploration expenses, extraordinary items and other similar noncash charges, including expenses relating to stock-based compensation, hedging, and ceiling test impairments, and (b) any reasonable expenses and charges (up to an aggregate of $5,000,000 during any calendar year) related to any Investment, acquisition, disposition, offering of Equity Interests, recapitalization, or issuance or incurrence of Debt not prohibited hereunder (in each case, whether or not successful), minus all noncash income added to Consolidated Net Income.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Sections 6.01 and 6.02(a) through (d) are satisfied (or waived in accordance with Section 12.02).
“Eighth Amendment” means that certain Eighth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 15, 2021, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment Amounts pursuant to Section 2.06(b).

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“Elected Commitment Amount Increase Agreement” has the meaning assigned to such term in Section 2.06(b)(ii)(B)(6).
“Eligible Contract Participant” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Restricted Subsidiaries are conducting, or at any time have conducted business, or where any Property of the Borrower or any Restricted Subsidiaries is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“Erroneous Payment” has the meaning assigned such term in Section 11.12(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or

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other like Liens arising by operation of law or ordinary course of business contracts or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-in and farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or its Restricted Subsidiaries or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or its Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or its Restricted Subsidiaries or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Excess Cash” means, at any time, the aggregate cash or cash equivalents of the Loan Parties (other than Excluded Cash) in excess of $75,000,000.
“Excluded Cash” means (a) any cash to be used to pay obligations of the Loan Parties then due and owing (or required to be paid within five Business Days) to third parties and for which the Loan Parties have issued (or will issue) checks or have initiated (or will initiate) wires or ACH transfers in order to pay such obligations, (b) cash held in (i) accounts designated and used solely for payroll or employee benefits, (ii) cash collateral accounts with respect to Letters of Credit, (iii) trust accounts held and used exclusively for the payment of taxes of the Loan Parties, (iv) suspense or trust accounts held and used exclusively for royalty and working interest

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payments owing to third parties, and (v) other accounts held by a Loan Party exclusively as a fiduciary for a third party, (c) any cash or cash equivalents constituting purchase price deposits held in escrow by a third party pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (d) any cash or cash equivalents in the aggregate amount of reserves being maintained in accordance with GAAP with respect to Excepted Liens, and (e) any cash or cash equivalents subject to a Lien pursuant to (i) clause (g) of the definition of “Excepted Liens” or (ii) Section 9.03(a)(ii), (c), (f) or (g).
“Excluded Swap Obligations” means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Loan Party for, or the grant by such Loan Party of a security interest or other Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Loan Party is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, security interest or other Lien is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(b) or Section 5.03(d).
“Existing Credit Agreement” has the meaning assigned to such term in Recital A.
“Existing Loan Documents” has the meaning assigned such term in Section 2.02(e).
“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

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“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means that certain fee letter between the Administrative Agent and the Parent Guarantor dated July 8, 2014.
“Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of May 11, 2020, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Parent Guarantor and its consolidated Subsidiaries referred to in Section 7.04(a).
“First Amendment” means that certain First Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 27, 2019, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Floor” means, as of the Ninth Amendment Effective Date, a rate of interest equal to 0.00% per annum.
“Foreign Lender” means any Lender that is not (i) an individual who is a citizen or resident of the United States of America; (ii) a partnership or a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States of America; (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust if (1) a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more “United States person” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 29, 2019, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

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“General Partner” means Viper Energy Partners GP LLC, a Delaware limited liability company.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, the Administrative Agent, the Issuing Bank or any Lender.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Guarantor” means the Parent Guarantor and each Restricted Subsidiary that guarantees the Indebtedness pursuant to Section 8.14(b) unless and until released pursuant to the terms of the Loan Documents.
“Guaranty Agreement” means that certain Guaranty and Collateral Agreement dated as of July 8, 2014 by the Borrower and the Parent Guarantor in favor of the Administrative Agent as amended by that certain Sixth Amendment to the Existing Credit Agreement and First Amendment to Guaranty and Collateral Agreement dated as of May 30, 2018 and Assignment and Assumption Agreement dated as of May 30, 2018, as the same may be further amended, amended and restated, modified or supplemented from time to time.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical waste.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

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“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Secured Swap Party under any Secured Swap Obligations (provided that notwithstanding anything to the contrary herein or in any other Loan Document, “Indebtedness” shall not include with respect to any Person any Excluded Swap Obligations of such Person); (c) to any Cash Management Provider in respect of any Cash Management Agreement and (d) all renewals, extensions and/or rearrangements of any of the above.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 12.03(b).
“Information” has the meaning set forth in Section 12.11.
“Initial Reserve Report” means the report of Ryder Scott Company, L.P. dated as of January 18, 2018 with respect to certain Oil and Gas Properties of the Borrower as of December 31, 2017.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, as to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, in each case as selected by the Borrower in its Borrowing Request or Interest Election Request and subject to availability; provided that:
(a)    the Interest Period shall commence on the date of advance of or conversion to any SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(b)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(c)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(d)    no Interest Period shall extend beyond the Maturity Date;
(e)    there shall be no more than five (5) Interest Periods in effect at any time; and

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(f)    no tenor that has been removed from this definition pursuant to Section 3.03(c)(iv) shall be available for specification in any Borrowing Request or Interest Election Request.
“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).
“Interim Redetermination Date” means the date on which a Borrowing Base that has been determined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
“Issuing Bank” means Wells Fargo, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Commitment” at any time means five million dollars ($5,000,000).
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 2.06(b)(ii).
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s extensions of credit made hereunder, which office may, to the extent the applicable Lender notifies the Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

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“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower or any Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments, certain Existing Loan Documents as provided in Section 2.02(e) and any other document or agreement executed by the Borrower or any other Loan Party in connection with this Agreement and expressly designated by the Borrower and the Administrative Agent to be a Loan Document.
“Loan Party” means, collectively, the Borrower and each Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders.
“Margin Rule” has the meaning assigned such term in Section 12.18(e).
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower, any Restricted Subsidiaries or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document.
“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of

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determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or its Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.
“Maturity Date” means June 2, 2025.
“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(a)(ii), (b) increased from time to time pursuant to Section 2.06(b)(ii)(E) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) if the Borrower agrees to deliver Cash Collateral consisting of property other than cash or deposit account balances, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.
“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).
“Ninth Amendment” means that certain Ninth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of the Ninth Amendment Effective Date, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Ninth Amendment Effective Date” means November 18, 2022.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Recourse Debt” means any Debt of any Unrestricted Subsidiary, in each case in respect of which: the holder or holders thereof (a) shall have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, (i) the Property of such Unrestricted Subsidiary and/or one or more other Unrestricted Subsidiaries and/or any other Person (other than the Borrower and/or any Restricted Subsidiary) and (ii) the Equity Interests of an Unrestricted Subsidiary and (b) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Borrower or any Restricted Subsidiary or to any of the Property of the Borrower or any Restricted Subsidiary, in each case other than Equity Interests held by them in Unrestricted Subsidiaries, whether for principal, interest, fees, expenses or otherwise.
“Non-Voting Units” means the Units of the Borrower held by a holder of Partnership Class B Units.

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“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Oil and Gas Business” means (i) the acquisition, ownership, operation, exploration, exploitation, development, production, operation, mining and disposition of Hydrocarbons, Hydrocarbon Interests, Oil and Gas Properties, sand, and other minerals and other products commonly created, used, recovered or produced in the conduct of the activities described in this definition, (ii) the gathering, distributing, marketing, treating, processing (but not refining), storage, selling, transporting and other handling of any production from such interests or properties, and (iii) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) and (ii) of this definition.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Secured Persons” means each Lender, each Issuing Bank, each Secured Swap Party, each Indemnitee and any legal owner, holder, assignee or pledgee of any of the Indebtedness.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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“Participant” has the meaning set forth in Section 12.04(c)(i).
“Participant Register” has the meaning set forth in Section 12.04(c)(iii).
“Partnership Class B Units” has the meaning assigned to such term in the Borrower LLC Agreement.
“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.
“Permitted Acquisitions” means Investments in Persons engaged primarily in the business of acquiring, developing and producing Oil and Gas Properties or transporting or processing Hydrocarbons from or attributable to such Oil and Gas Properties, in each case if (a) the aggregate amount of all such Investments at any one time outstanding (measured by consideration paid at the time such Investment is made) does not exceed $50,000,000, (b) immediately after making such Investment, either (i) such Person shall merge into the Borrower or a Guarantor or (ii) such Person shall be a wholly-owned Subsidiary and the Borrower shall comply with Section 8.14(b) within the time period specified therein, and (c) such Person shall not be a publicly-traded entity.
“Permitted Holders” means Diamondback Energy, Inc. and its Subsidiaries.
“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to repay, repurchase, redeem, defease, refund, replace, acquire or otherwise retire or refinance, all or part of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any accrued and unpaid interest on such Refinanced Debt and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt’s stated interest rate, fees, and premiums are on “market” terms; (d) such new Debt does not contain covenants that, taken as a whole, are materially more onerous to the Borrower and the Restricted Subsidiaries than those imposed by the Refinanced Debt and (e) if the Refinanced Debt (or any guarantee thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement), then such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt or is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The

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parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Properties” has the meaning assigned such term in Section 9.18(b).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning set forth in Section 12.20(b)(iv).
“QFC Credit Support” has the meaning set forth in Section 12.20.
“Qualified Professional Asset Manager” has the meaning set forth in Section 12.21(a)(iii).
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt, except as provided in the definition of the term “Senior Unsecured Notes”. “Redeem” has the correlative meaning thereto.
“Redemption Calculation Date” means November 28, 2017.
“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).
“Register” has the meaning assigned such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

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“Remedial Work” has the meaning assigned such term in Section 8.10(a).
“Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, if there are only two Lenders, two Lenders, and if there are more than two, three or more Lenders, in each instance holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of the Restricted Subsidiaries or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.
“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).
“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

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“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Second Amendment” means that certain Second Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 24, 2019, among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Secured Debt” means, as of any date, Total Debt that is secured by a Lien on any Property of the Parent Guarantor, the Borrower, or any Restricted Subsidiary (including, without limitation, the total Revolving Credit Exposures of all Lenders as of such date).
“Secured Swap Agreement” means any Swap Agreement between the Borrower or any Restricted Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person ceases to be a Lender or an Affiliate of a Lender for any reason (any such Person, a “Secured Swap Party”). For the avoidance of doubt, for purposes of this definition and the definitions of “Secured Swap Party” and “Secured Swap Obligations,” the term “Lender” includes each Person that was a “Lender” under the Existing Credit Agreement at the relevant time.
“Secured Swap Obligations” means all amounts and other obligations owing to any Secured Swap Party under any Secured Swap Agreement; provided that, for the avoidance of doubt, if a Secured Swap Party ceases to be a Lender (or an Affiliate of a Lender), then the Secured Swap Obligations owing to such Secured Swap Party under any such Secured Swap Agreement shall not include any obligations arising from transactions entered into after the time that such Secured Swap Party ceases to be a Lender or an Affiliate of a Lender.
“Secured Swap Party” has the meaning assigned to such term in the definition of Secured Swap Agreement.
“Security Instruments” means the Guaranty Agreement, mortgages, deeds of trust, deposit account control agreements, securities account control agreements, and other agreements, instruments, including, without limitation, those described or referred to in Exhibit E, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with a Secured Swap Party or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Senior Unsecured Notes” means Debt in the form of unsecured senior or senior subordinated notes issued by the Borrower or the Parent Guarantor in an aggregate principal amount not to exceed $1,000,000,000 at any one time outstanding, including exchange notes issued in exchange therefor pursuant to any registration rights agreement (it being agreed that any such exchange or offer to exchange shall not constitute a Redemption or an offer to Redeem for purposes of this Agreement), and, in each case, any guarantees thereof by a Guarantor (and, in the case of Senior Unsecured Notes issued by the Parent Guarantor, any guarantee thereof by the Borrower); provided that (a) at the time of incurring such Debt (i) no Default has occurred and is then continuing and (ii) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment, redemption or satisfaction and discharge of Debt with the proceeds of such incurrence and for the avoidance of doubt, including pro forma compliance with Section 9.01(a)), (b) such Debt does not have any scheduled amortization prior to 91 days after the Maturity Date, (c) such Debt does not mature

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sooner than 91 days after the Maturity Date, (d) the terms of such Debt are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, (e) such Debt and any guarantees thereof are on prevailing market terms for similarly situated companies and (f) the Borrowing Base is adjusted as contemplated by Section 2.07(f) if required pursuant thereto and the Borrower makes any prepayment required under Section 3.04(c)(iii).
“Seventh Amendment” means that certain Seventh Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of the Seventh Amendment Effective Date, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Seventh Amendment Effective Date” means June 2, 2021.
“Sixth Amendment” means that certain Sixth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Sixth Amendment Effective Date” means November 6, 2020.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 3.02(b).
“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary the Borrower.
“Supported QFC” has the meaning set forth in Section 12.20.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or a security interest or other Lien.

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“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Syndication Agents” means PNC Bank, National Association and Truist Bank, as co-syndication agents for the Lenders under this Agreement and the other Loan Documents.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.
“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business

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Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation (a) with respect to an ABR Loan (if calculated pursuant to clause (c) of the definition of “Alternate Base Rate”), a percentage per annum equal to 0.10% for such ABR Loan or (b) with respect to a SOFR Loan, a percentage per annum equal to 0.10% for such SOFR Loan.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Third Amendment” means that certain Third Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Parent Guarantor, the Administrative Agent, and the Lenders party thereto.
“Third Amendment Effective Date” means October 8, 2019.
“Total Debt” means, at any date, all Debt of the Parent Guarantor, the Borrower and the Consolidated Restricted Subsidiaries, on a consolidated basis, under clause (a) of the definition of “Debt,” excluding non-cash obligations under ASC 815.
“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties pursuant to the Security Instruments.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, Adjusted Term SOFR or any Benchmark Replacement.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Units” has the meaning assigned to such term in the Borrower LLC Agreement.

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“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 7.14 from time to time or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.19, until such time as the Borrower redesignates such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.03, 2.04 and 3.04, in each case, such day is also a Business Day.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 12.20.
“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures on such day, and the denominator of which is the total Commitments in effect on such day.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “SOFR Loan” or a “SOFR Borrowing”).
Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision

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of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which the Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.
Section 1.06    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person; and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.07    Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II
The Credits
Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.
Section 2.02    Loans and Borrowings.
(a)    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Types of Loans. Subject to Section 3.03(c), each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $250,000; provided that, notwithstanding the foregoing, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
(d)    Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), as of the effective date of such increase, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such

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Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
(e)    Loans and Borrowings under the Existing Credit Agreement. On the Effective Date:
(i)    the Borrower shall pay all accrued and unpaid commitment fees, break funding fees under Section 5.02 and all other fees that are outstanding under the Existing Credit Agreement for the account of each “Lender” under the Existing Credit Agreement;
(ii)    each “ABR Loan” and “Eurodollar Loan” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be deemed to be continued as existing Loans under this Agreement and not as a novation;
(iii)    any letters of credit outstanding under the Existing Credit Agreement shall be deemed issued under this Agreement; and
(iv)    the Existing Credit Agreement and the commitments thereunder shall be superseded by this Agreement.
It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder. To the extent not amended and restated as of the Effective Date, the Loan Documents executed in connection with the Existing Credit Agreement and in effect prior to the Effective Date (the “Existing Loan Documents”) shall continue in full force and effect, are hereby ratified, reaffirmed and confirmed in all respects, and shall, for the avoidance of doubt, constitute “Loan Documents” under this Agreement. The terms of the Loan Documents that correspond to the Existing Loan Documents that have been amended and restated as of the Effective Date shall govern for any period occurring on or after the Effective Date, and the terms of such Existing Loan Documents prior to their amendment and restatement shall govern for any period beginning before the Effective Date and ending on the day immediately preceding the Effective Date. In furtherance of the foregoing, (A) each reference in any Loan Document to the “Credit Agreement”, any other Loan Document that is being amended and restated as of the Effective Date, “thereunder”, “thereof” or words of like import, is hereby amended, mutatis mutandis, as applicable in the context, to be a reference to, and shall thereafter mean, this Agreement or such other amended and restated Loan Document, as applicable in the context (as each may be amended, modified or supplemented and in effect from time to time) and (B) the definition of any term defined in any Loan Document by reference to the terms defined in the “Credit Agreement” or any other Loan Document that is being amended and restated as of the Effective Date is hereby amended to be defined by reference to the defined term in this Agreement or such other amended and restated Loan Document, as applicable (as each may be amended, modified or supplemented and in effect from time to time).
Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, three U.S. Government Securities Business Days before the date of the proposed SOFR Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 A.M., Houston, Texas time, on the Business Day of the proposed ABR Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be

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confirmed promptly by hand delivery, electronic communication or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(iv)    in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    the amount of the then effective Borrowing Base, the amount of the then effective Aggregate Elected Commitment Amounts, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and
(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the least of the Aggregate Maximum Credit Amounts, the Aggregate Elected Commitment Amounts, and the then effective Borrowing Base).
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Interest Elections.
(a)    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic communication or telecopy to the

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Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.
(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(iv)    if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be automatically continued as a SOFR Borrowing with an Interest Period of one month’s duration. Any such continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loan. Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a SOFR Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing shall be ineffective) and unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.05    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall

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be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.06    Termination and Modifications of Aggregate Maximum Credit Amounts and Optional Modifications of Aggregate Elected Commitment Amounts.
(a)    Termination, Reduction and Increase of Aggregate Maximum Credit Amounts.
(i)    Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
(ii)    Optional Termination and Reduction of Aggregate Maximum Credit Amounts.
(A)    The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (1) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (2) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.
(B)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(a)(ii)(A) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(a)(ii)(B) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

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(b)    Optional Modifications of Aggregate Elected Commitment Amounts.
(i)    Establishment of Aggregate Elected Commitment Amounts. Within the three (3) Business Day period following its receipt of the New Borrowing Base Notice as a result of a Scheduled Redetermination or Interim Redetermination, as applicable, the Borrower shall provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the earliest of the next succeeding Scheduled Redetermination Date or Interim Redetermination Date or other adjustment to the Borrowing Base as provided hereunder, the amount it requests that the Lenders provide as the Aggregate Elected Commitment Amounts in accordance with the following procedure:
(A)    if the amount of the Aggregate Elected Commitment Amounts is unchanged, then each Lender’s Elected Commitment Amount will remain unchanged;
(B)    if the amount of the Aggregate Elected Commitment Amounts is to decrease, then each Lender’s Elected Commitment Amount will be decreased ratably in accordance with its Applicable Percentage of the reduction; and
(C)    if the amount of the Aggregate Elected Commitment Amounts is to increase, then any increase will be effected in accordance with Section 2.06(b)(ii).
(ii)    Optional Increase of Aggregate Elected Commitment Amount.
(A)    Subject to the conditions set forth in Section 2.06(b)(ii)(B), the Borrower may increase the Aggregate Elected Commitment Amounts then in effect by increasing the Elected Commitment Amount of any one or more Lenders and/or by causing a Person that is reasonably acceptable to the Administrative Agent that at such time is not a Lender (it being agreed that any Affiliate of a Lender shall be deemed acceptable to the Administrative Agent) to become a Lender (an “Additional Lender”).
(B)    Any increase in the Aggregate Elected Commitment Amounts shall be subject to the following additional conditions:
(1)    such increase shall not (I) result in the Aggregate Elected Commitment Amounts or the total Revolving Credit Exposure exceeding the Borrowing Base then in effect and (II) if not in connection with any Scheduled Redetermination or Interim Redetermination, be less than $5,000,000 unless such increase is equal to the remaining difference between the Aggregate Elected Commitment Amounts and the Borrowing Base then in effect;
(2)    following any Scheduled Redetermination Date or Interim Redetermination Date, the Borrower may not increase the Aggregate Elected Commitment Amounts more than once before the next Scheduled Redetermination Date or Interim Redetermination Date, as applicable;
(3)    no Default or Event of Default shall have occurred and be continuing on the effective date of such increase;
(4)    on the effective date of such increase, if any SOFR Borrowings are outstanding, then (I) the effective date of such increase shall be the last day of the Interest Period in respect of such SOFR Borrowings, (II) the Lenders shall each take a ratable share of such increase or (III) the Borrower shall pay compensation required by Section 5.02;

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(5)    no Lender’s Elected Commitment Amount may be increased without the written consent of such Lender;
(6)    if the Borrower elects to increase the Aggregate Elected Commitment Amounts by increasing the Elected Commitment Amount of a Lender, then (I) the Borrower and such Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit H-1 (an “Elected Commitment Amount Increase Agreement”); and (II) the Borrower shall (1) if requested by such Lender, deliver a Note payable to such Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed (if its Maximum Credit Amount has also increased) and (2) pay any fees as may have been agreed to between the Borrower, such Lender and/or the Administrative Agent; and
(7)    if the Borrower elects to increase the Aggregate Elected Commitment Amounts by causing an Additional Lender to become a party to this Agreement, then (I) the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit H-2 (an “Additional Lender Agreement”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500; and (II) the Borrower shall (1) if requested by such Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any fees as may have been agreed to between the Borrower, the Additional Lender and/or the Administrative Agent.
(C)    Subject to acceptance and recording thereof pursuant to Section 2.06(b)(ii)(D), from and after the effective date specified in the Elected Commitment Amount Increase Agreement or the Additional Lender Agreement: (1) the amount of the Aggregate Elected Commitment Amounts shall be increased as set forth therein; and (2) in the case of an Additional Lender Agreement, any Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests in Letters of Credit) after giving effect to the increase in the Aggregate Elected Commitment Amount.
(D)    Upon its receipt of a duly completed Elected Commitment Amount Increase Agreement or an Additional Lender Agreement, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(b)(ii)(B) and the Administrative Questionnaire referred to in Section 2.06(b)(ii)(B), if applicable, the Administrative Agent shall accept such Elected Commitment Amount Increase Agreement or Additional Lender Agreement and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(b)(ii)(D).
(E)    Upon any increase in the Aggregate Elected Commitment Amounts pursuant to this Section 2.06(b)(ii), (1) each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s percentage of the Aggregate Maximum Credit Amounts equals such Lender’s Applicable Percentage, in each case after giving effect to such increase, and (2) Annex I to this Agreement shall be deemed amended to reflect the Maximum Credit Amount and Elected Commitment Amount of each

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Lender (including any Additional Lender) as thereby amended and any resulting changes in the Lenders’ Applicable Percentages.
(F)    In the event that any Lender’s Maximum Credit Amount increases or decreases as a result of the foregoing sub-clause (E), if requested, the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed.
(iii)    Optional Reduction of Aggregate Elected Commitment Amounts.
(A)    The Borrower may at any time reduce the Aggregate Elected Commitment Amount; provided that (1) each reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (2) the Borrower shall not terminate or reduce the Aggregate Elected Commitment Amounts unless, after giving effect to any concurrent prepayment of the Loans, the total Revolving Credit Exposures would not exceed the total Commitments.
(B)    The Borrower shall notify the Administrative Agent of any election to reduce the Aggregate Elected Commitment Amounts under Section 2.06(b)(iii)(A) at least three Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(iii)(B) shall be irrevocable. Each reduction of the Aggregate Elected Commitment Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
Section 2.07    Borrowing Base.
(a)    Initial Borrowing Base. For the period from and including the Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $475,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(m)(ii), or Section 9.12(d).
(b)    Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on May 1st and November 1st of each year, commencing November 1, 2018. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Lenders, by notifying the Borrower thereof, three times during any twelve month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.
(c)    Scheduled and Interim Redetermination Procedure.
(i)    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and

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(B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.
(ii)    The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
(A)    in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before the April 15th and October 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and
(B)    in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
(iii)    Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to the number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.07 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base effective on the date specified in Section 2.07(d).

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(d)    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Majority Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:
(i)    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the May 1st or November 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (b) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and
(ii)    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f), Section 8.13(c), Section 9.05(m)(ii), or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
(e)    Potential Adjustment of Borrowing Base Upon Termination of Swap Agreements. If the Borrower or any Restricted Subsidiary shall terminate or create any off-setting positions which have the economic effect of terminating any Swap Agreements (regardless of how evidenced) upon which the Lenders relied in determining the Borrowing Base, and which would affect the Borrowing Base (after giving effect to any replacement Swap Agreements), then, to the extent required by the Majority Lenders within 10 Business Days of such termination, the Borrowing Base shall be adjusted in an amount determined by the Majority Lenders equal to the economic value of such Swap Agreements.
(f)    Reduction of Borrowing Base Upon Issuance of Senior Unsecured Notes. Notwithstanding anything to the contrary contained herein, upon each initial issuance of any Senior Unsecured Notes pursuant to Section 9.02(g)(i) (other than (i) for the avoidance of doubt, issuances of Senior Unsecured Notes in an exchange offer or in a refinancing of Senior Unsecured Notes pursuant to Section 9.02(g)(ii) and (ii) initial issuances of Senior Unsecured Notes in an aggregate principal amount not to exceed $500,000,000 if such issuances occur on or after the Third Amendment Effective Date and prior to the date that the Scheduled Redetermination scheduled for on or about November 1, 2019 becomes effective pursuant to Section 2.07(d), in each case as to which issuances in this parenthetical no such reduction shall occur), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Senior Unsecured Notes (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.

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Section 2.08    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything to the contrary contained in this Agreement, Section 2.08 shall be subject to the terms and conditions of Section 2.09 and Section 2.10.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:
(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
(iv)    specifying the amount of such Letter of Credit;
(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
(vi)    specifying the amount of the then effective Borrowing Base and the then effective Aggregate Elected Commitment Amounts and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).
Each such notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (A) the LC Exposure shall not exceed the LC Commitment and (B) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e. the least of the Aggregate Maximum Credit Amounts, the Aggregate Elected Commitment Amounts, and the then effective Borrowing Base).
If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

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(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date fifteen (15) months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, fifteen (15) months after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit may provide for the renewal thereof for additional periods, each of which shall not exceed fifteen (15) months (which shall in no event extend beyond the date referred to in clause (ii) above).
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding

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of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any

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Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any Restricted Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments, if any, shall be made at the option and sole discretion of the Administrative Agent, but subject to the consent (not to be unreasonably withheld) of the Borrower and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account.

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Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and any Restricted Subsidiary under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
Section 2.09    Cash Collateral.
(a)    At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Bank with respect to such Defaulting Lender (determined after giving effect to Section 2.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. The Borrower may use proceeds of Borrowings for the provision of Cash Collateral (so long as no Borrowing Base Deficiency, Default or Event of Default exists).
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Exposure, to be applied pursuant to subsection (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, within 2 Business Days upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.09 or Section 2.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Bank shall no longer be required to be held as Cash Collateral pursuant to this Section 2.09 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.10, the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

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Section 2.10    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Bank with respect to such Defaulting Lender in accordance with Section 2.09; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.09; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure are held by the Lenders pro rata in accordance with the Commitment under the Agreement without giving effect to Section 2.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.09.
(C)    With respect to any commitment fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (a) or (b) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Applicable Percentage of the Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.09.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under this Agreement (without giving effect to Section 2.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting

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Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE III
Payments of Principal and Interest; Prepayments; Fees
Section 3.01    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
Section 3.02    Interest.
(a)    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b)    SOFR Loans. The Loans comprising each SOFR Borrowing shall bear interest at Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c)    Post-Default Rate and Borrowing Base Deficiency Rate. Notwithstanding the foregoing, (i) if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and (ii) during any Borrowing Base Deficiency, all Loans outstanding at such time shall bear interest, after as well as before judgment, at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional two percent (2%), but in no event to exceed the Highest Lawful Rate.
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate,

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Adjusted Term SOFR and Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
(f)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 3.03    Changed Circumstances.
(a)    Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.
(b)    Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make SOFR Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute

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the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.02.
(c)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.03(c)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(c). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(c).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has

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provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
Section 3.04    Prepayments.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).
(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or other communication in writing acceptable to the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 12:00 noon, Houston, Texas time, three U.S. Government Securities Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, and whether the prepayment is of SOFR Loans, ABR Loans, or a combination thereof, and the amount allocable to each. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

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(c)    Mandatory Prepayments.
(i)    If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts or Aggregate Elected Commitment Amounts pursuant to Section 2.06(a)(ii) or Section 2.06(b), as applicable, the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
(ii)    Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than Section 2.07(e) and Section 2.07(f)) or Section 8.13(c), if the total Revolving Credit Exposure exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if the Borrower prepays such Borrowings pursuant to clause (A) of this subsection and any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within ninety (90) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs (and may make such prepayment and/or deposit at any time and from time to time, in whole or in part, prior to the end of such 90-day period); provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.
(iii)    Upon any adjustments to the Borrowing Base pursuant to Section 2.07(e), Section 2.07(f), Section 9.05(m)(ii), or Section 9.12(d), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date of such termination, creation of offsetting positions or designation or on the date on which it receives cash proceeds as a result of such issuance or disposition; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.
(iv)    Notwithstanding anything to the contrary herein, if the Borrower or any of its Restricted Subsidiaries sells any Property when a Borrowing Base Deficiency or Event of Default exists, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to the net cash proceeds received from such sale, and (B) if any excess remains after prepaying all of the Borrowings and there exists any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the lesser of such excess and the amount of such LC Exposure to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Restricted Subsidiary receives cash proceeds as a result of such sale; provided that all payments required to be made pursuant to this Section 3.04(c)(iv) must be made on or prior to the Termination Date.

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(v)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any SOFR Borrowings then outstanding, and if more than one SOFR Borrowing is then outstanding, to each such SOFR Borrowing in order of priority beginning with the SOFR Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the SOFR Borrowing with the most number of days remaining in the Interest Period applicable thereto.
(vi)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
(d)    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
Section 3.05    Fees.
(a)    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any calendar year, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on

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the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Other Fees. The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of each Lender, as applicable, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.
ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, Houston, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this

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Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
Section 4.03    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s and each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and the Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and such Restricted Subsidiaries.
ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality
Section 5.01    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender or the Issuing Bank; or

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(ii)    impose on any Lender any other condition affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 5.02    Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04, then, in any such event, upon the request of any Lender, the Borrower shall compensate such Lender for the loss, cost and expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable) attributable to, or as a consequence of, such event.

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A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 5.03    Taxes.
(a)    Defined Terms. For purposes of this Section 5.03, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or a Guarantor, as applicable, shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the amounts received with respect to this Agreement equal the sum which would have been received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the written direction of the Administrative Agent timely reimburse it for, Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by the Borrower or a Guarantor, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or a Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower and the Guarantors to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to

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the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.;
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    an executed copy of IRS Form W-8ECI;

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(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (I) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(a) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(b) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(c) of the Code (a “U.S. Tax Compliance Certificate”) and (II) an executed copy of IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole, but reasonable, discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such

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indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.
Section 5.04    Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
ARTICLE VI
Conditions Precedent
Section 6.01    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder, and the continuation of the loans and letters of credit under the Existing Credit Agreement as Loans and Letters of Credit under this Agreement as contemplated by Section 2.02(e), in each case, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
(a)    The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(b)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower and each Guarantor setting forth (i) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of

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signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the partnership agreement, the limited liability company agreement, the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Borrower and such Guarantor, certified as being true and complete as of the date of such certificate. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower and such Guarantor to the contrary.
(c)    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.
(d)    The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the Effective Date.
(e)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
(f)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments identified as “New Security Instruments” on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:
(i)    be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on substantially all assets of the Borrower and the Guarantors, including a first priority perfected lien on all equipment and at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report; and
(ii)    have received certificates, together with undated stock powers for such certificates, representing all of the issued and outstanding certificated Equity Interests held by the Borrower of each of the Restricted Subsidiaries (direct or indirect), if any, and all of the issued and outstanding certificated Equity Interests held by the Parent Guarantor of the Borrower, if any.
(g)    The Administrative Agent shall have received an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.
(h)    The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12.
(i)    The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report.
(j)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and the Guarantors.

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(k)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.
(l)    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a).
(m)    The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower or its Restricted Subsidiaries for each of the following jurisdictions: Delaware and any other jurisdiction requested by the Administrative Agent; other than those Liens permitted by Section 9.03.
(n)    The Administrative Agent and any Lender who so requests shall have received a Beneficial Ownership Certification in relation to the Borrower.
(o)    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 4:00 p.m., Houston, Texas time, on August 1, 2018 (and, in the event such conditions are not so satisfied or waived, at such time this Agreement shall cease to be of any force or effect and the loans and letters of credit outstanding under the Existing Credit Agreement shall continue to be outstanding thereunder).
Section 6.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit and the continuation of the loans and letters of credit under the Existing Credit Agreement as Loans and Letters of Credit under this Agreement as contemplated by Section 2.02(e), in each case, is subject to the satisfaction of the following conditions:
(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
(c)    The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects) as of such specified earlier date.

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(d)    The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)    (i) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the value of all margin stock held by the Loan Parties is less than 25% of the value (as defined in Section 12.18(c)) of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement; and (ii) the receipt by the Administrative Agent of an officer’s certificate of the Borrower (or a representation and warranty in the relevant Borrowing Request) certifying as to compliance with the condition described in Section 6.02(e)(i) above.
(f)    Except with respect to the continuation of the loans and letters of credit under the Existing Credit Agreement as Loans and Letters of Credit under this Agreement as contemplated by Section 2.02(e), the receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.
(g)    At the time of and immediately after giving effect to such Borrowing or to the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Excess Cash shall exist.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (g).
ARTICLE VII
Representations and Warranties
The Borrower represents and warrants to the Lenders that:
Section 7.01    Organization; Powers. The Borrower and each of the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
Section 7.02    Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate, partnership or other organizational powers and have been duly authorized by all necessary organizational action and, if required, action by any holders of its Equity Interests. Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization,

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moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments and financing statements as required by this Agreement, (b) will not violate any applicable law or regulation or charter, bylaws, limited partnership agreement, limited liability company agreements or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, and (c) will not breach or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiaries or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiaries and will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiaries (other than the Liens created by the Loan Documents).
Section 7.04    Financial Condition; No Material Adverse Change.
(a)    The Parent Guarantor has heretofore furnished to the Lenders its audited, consolidated balance sheet as of and for the period ending December 31, 2017 reported on by Grant Thornton LLP, independent public accountants. Such financial statement presents fairly, in all material respects, the financial position of the Parent Guarantor, the Borrower and its Consolidated Restricted Subsidiaries as of such date in accordance with GAAP.
(b)    Since December 31, 2017, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
(c)    As of the date hereof, the Borrower and the Restricted Subsidiaries have no material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements, and except those that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower and the Restricted Subsidiaries taken as a whole.
Section 7.05    Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

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Section 7.06    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower:
(a)    The Borrower and the Restricted Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
(b)    The Borrower and the Restricted Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Borrower nor any Restricted Subsidiary has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
(c)    There are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against the Borrower or any Restricted Subsidiary or any of their respective Properties or as a result of any operations at the Properties;
(d)    None of the Properties of the Borrower or any Restricted Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
(e)    There has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from any of the Borrower’s or the Restricted Subsidiaries’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;
(f)    Neither the Borrower nor any of the Restricted Subsidiaries have received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or the Restricted Subsidiaries’ Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;
(g)    There has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Restricted Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and
(h)    The Borrower has made available to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or the

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Restricted Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.
Section 7.07    Compliance With Laws and Agreements; No Defaults.
(a)    The Borrower and each of the Restricted Subsidiaries are in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Borrower nor any Restricted Subsidiaries are in default, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default, or would require the Borrower or any Restricted Subsidiaries to Redeem or make any offer to Redeem Debt under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Restricted Subsidiaries or any of their Properties are bound.
(c)    No Default has occurred and is continuing.
Section 7.08    Investment Company. Neither the Borrower nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.09    Taxes. The Borrower and the Restricted Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and the Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.
Section 7.10    ERISA.
(a)    The Borrower, the Restricted Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
(b)    Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.
(c)    No act, omission or transaction has occurred which could result in imposition on the Borrower, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

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(d)    Full payment when due has been made of all amounts which the Borrower, any Restricted Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.
(e)    Neither the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, any Restricted Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.
(f)    Neither the Borrower, any Restricted Subsidiary nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 7.11    Disclosure; No Material Misstatement.
(a)    The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it, or any of the Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Restricted Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
(b)    As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 7.12    Insurance. The Borrower has, and has caused all of the Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. The

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Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.
Section 7.13    Restriction on Liens. Neither the Borrower nor any Restricted Subsidiary is a party to any material agreement or arrangement (other than as permitted by Section 9.16), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.
Section 7.14    Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries. Schedule 7.14 (as updated with any written disclosures provided in writing to the Administrative Agent) identifies each Subsidiary as either Restricted or Unrestricted, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary.
Section 7.15    Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Viper Energy Partners LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 5401217. The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(k) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(k)).
Section 7.16    Properties, Titles, Etc.
(a)    The Borrower and the Restricted Subsidiaries have good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.
(b)    All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
(c)    The rights and Properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

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(d)    All of the Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.
(e)    The Borrower and the Restricted Subsidiaries own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and the Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
Section 7.17    Maintenance of Property. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and the Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Borrower or the Restricted Subsidiaries is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or the Restricted Subsidiaries are deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Restricted Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any Restricted Subsidiary that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any Restricted Subsidiary, in a manner consistent with the Borrower’s or the Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).
Section 7.18    Gas Imbalances, Prepayments. Except as set forth on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500,000 Mcf of gas (on an mcf equivalent basis) in the aggregate.
Section 7.19    Marketing of Production. Except for contracts either listed on Schedule 7.19, disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or the Restricted Subsidiaries are receiving a price for all production sold thereunder which is

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computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.
Section 7.20    Swap Agreements. After the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d) sets forth a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary not listed on Schedule 7.20, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for lease acquisitions, exploration, production operations and development (including the drilling and completion of producing wells), (b) to purchase Equity Interests, including margin stock issued by Persons that are primarily engaged in the Oil and Gas Business and (c) for general corporate purposes of the Borrower and the Guarantors. The Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates (a) the provisions of Regulations T, U or X of the Board, (b) U.S. sanctions administered by OFAC or the US Department of State or (c) the FCPA.
Section 7.22    Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Restricted Subsidiaries, taken as a whole, will exceed the aggregate Debt of the Borrower and the Restricted Subsidiaries, taken as a whole, as the Debt becomes absolute and matures, (b) the Borrower will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) the Borrower will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Section 7.23    Foreign Corrupt Practices Act. Neither the Borrower nor any of the Subsidiaries, nor to the knowledge of the Borrower without independent investigation, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and to the knowledge of the Borrower without independent investigation, its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain

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policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
Section 7.24    OFAC. Neither the Borrower nor any of the Subsidiaries, nor to the knowledge of the Borrower without independent investigation, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC or the US Department of State, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or the US Department of State.

Section 7.25    Affected Financial Institutions. Neither the Borrower nor any of its Subsidiaries is an Affected Financial Institution.
ARTICLE VIII
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Guarantor and the Borrower covenant and agree with the Lenders that:
Section 8.01    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent Guarantor, its audited consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that the filing with the SEC by the Parent Guarantor of such annual financial statements of the Parent Guarantor and its consolidated Subsidiaries, and notice to the Administrative Agent of such filing, shall satisfy the requirements of this Section 8.01(a) to the extent such annual financial statements include the information specified herein).
(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor, its consolidated balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if financial statements of the Parent Guarantor exist for such previous fiscal year), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Guarantor and its consolidated Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes (it being understood that the filing with the SEC by

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the Parent Guarantor of such quarterly financial statements of the Parent Guarantor and its Subsidiaries, and notice to the Administrative Agent of such filing, shall satisfy the requirements of this Section 8.01(b) to the extent such quarterly financial statements include the information specified herein).
(c)    Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth the value (as such term is defined in Section 12.18(c)) of all margin stock held by the Loan Parties and the percentage of the value of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement that such margin stock represents.
(d)    Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
(e)    Certificate of Insurer -- Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
(f)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent Guarantor, the Borrower or any Restricted Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent Guarantor, the Borrower or any such Restricted Subsidiary, and a copy of any response by the Parent Guarantor, the Borrower or any such Restricted Subsidiary to such letter or report.
(g)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Guarantor with the SEC, or with any national securities exchange, or distributed by the Parent Guarantor to its shareholders generally, as the case may be (it being understood that the delivery by the Parent Guarantor of such reports, proxy statements and other materials filed by the Parent Guarantor, the Borrower or a Restricted Subsidiary, and notice to the Administrative Agent of such delivery, shall satisfy the requirements of this Section 8.01(g) to the extent such reports, proxy statements and other materials include the information specified herein).

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(h)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(i)    Notice of Sales of Oil and Gas Properties. In the event the Borrower or any Restricted Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties or any Equity Interests in any Restricted Subsidiary in accordance with Section 9.12(d), prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.
(j)    Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.
(k)    Information Regarding the Borrower and Guarantors. Prompt written notice (and in any event within thirty (30) days thereafter) of any change (i) in the Borrower’s or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower’s or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower’s or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower’s or any Guarantor’s federal taxpayer identification number.
(l)    Production Report and Lease Operating Statements. Concurrently with the delivery of each Reserve Report under Section 8.12(a), a report setting forth, for each calendar month during the six-month period ending on the immediately preceding December 31st or June 30th, as applicable, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.
(m)    Notice of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate of formation, limited partnership agreement, limited liability company agreement or any other organic document of the Borrower or any Restricted Subsidiary.
(n)    Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.
(o)    Other Requested Information. Promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary (including any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request or (ii) information and documentation reasonably requested by

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the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws.
Section 8.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;
(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Subsidiary Affiliate thereof, not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(d)    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03    Existence; Conduct of Business. The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.
Section 8.04    Payment of Obligations. The Borrower will, and will cause each of the Restricted Subsidiaries to, pay its obligations, including Tax liabilities of the Borrower and all of the Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiaries has set aside on their books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Restricted Subsidiary.
Section 8.05    Performance of Obligations Under Loan Documents. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each of the Restricted Subsidiaries to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

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Section 8.06    Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each of the Restricted Subsidiaries to:
(a)    operate their Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)    keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.
(c)    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.
(d)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.
(e)    to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.
Section 8.07    Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.
Section 8.08    Books and Records. The Borrower will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

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Section 8.09    Compliance With Laws. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 8.10    Environmental Matters.
(a)    The Borrower shall, at its sole expense: (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or the Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Borrower’s or any of the Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or the Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause the Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and the Restricted Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Borrower or the Restricted Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $500,000 not fully covered by insurance, subject to normal deductibles.
(c)    The Borrower will, and will cause each of the Restricted Subsidiaries to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards (i) upon request by the Administrative Agent and the Lenders no more than once per year (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), (ii) at any time during

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an Event of Default and (iii) in connection with any future acquisitions of Oil and Gas Properties or other Properties.
Section 8.11    Further Assurances.
(a)    The Borrower at its sole expense will, and will cause the Restricted Subsidiaries to promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any of the Restricted Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.
(b)    The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.
Section 8.12    Reserve Reports.
(a)    On or before March 1st and September 1st of each year, commencing September 1, 2018, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Restricted Subsidiaries as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared or audited by one or more Approved Petroleum Engineers with respect to at least 80% of the total value of the Oil and Gas Properties evaluated in such Reserve Report and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.
(b)    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
(c)    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower or the Restricted Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in

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Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.14(a).
Section 8.13    Title Information.
(a)    On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12, the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.
(b)    If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.
(c)    If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

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Section 8.14    Additional Collateral; Additional Guarantors.
(a)    In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such total value, then the Borrower shall, and shall cause the Restricted Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).
(b)    The Borrower shall (i) cause each Restricted Subsidiary that is not a party to the Guaranty Agreement to, promptly, but in any event no later than 15 days after the formation or acquisition (or other similar event) of such Restricted Subsidiary, execute and deliver a supplement to the Guaranty Agreement whereby such Restricted Subsidiary will guarantee the Indebtedness, (ii) pledge, or cause the applicable Restricted Subsidiary or Restricted Subsidiaries to pledge, all of the Equity Interests of such new Restricted Subsidiary (including, without limitation, delivery of any stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, if applicable) and (iii) execute and deliver, and cause each Restricted Subsidiary to execute and deliver, such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.
Section 8.15    ERISA Compliance. The Borrower will promptly furnish and will cause the Restricted Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United States Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Restricted Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
Section 8.16    Marketing Activities. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to

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be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower or the Restricted Subsidiaries that the Borrower or the Restricted Subsidiaries have the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
Section 8.17    Swap Agreements. To the extent the Borrower or a Restricted Subsidiary changes the material terms of any Swap Agreement, terminates any such Swap Agreement or enters into a new Swap Agreement which has the effect of creating an off-setting position, the Borrower will give the Lenders prompt written notice of such event and concurrently with such notice the Majority Lenders shall have the right to adjust the Borrowing Base in accordance with Section 2.07(e).
Section 8.18    Unrestricted Subsidiaries. The Borrower will:
(a)    cause the management, business and affairs of its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and the Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation or limited liability company will be treated as an entity separate and distinct from the Borrower and the Restricted Subsidiaries.
(b)    not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries, other than non-recourse pledges of Equity Interests in Unrestricted Subsidiaries granted to secure Debt of Unrestricted Subsidiaries.
(c)    not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.
ARTICLE IX
Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Guarantor and the Borrower, covenant and agree with the Lenders that:
Section 9.01    Financial Covenants.
(a)    Ratio of Total Debt to EBITDAX. The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of (i) Total Debt as of such date, net of (A) all unrestricted cash of the Parent Guarantor, the Borrower and its Restricted Subsidiaries if no amounts were drawn under this Agreement as of such date or (B) all unrestricted cash of the Parent Guarantor, the Borrower and its Restricted Subsidiaries but not more than $50.0 million if any amounts were drawn under this Agreement as of such date, to (ii) EBITDAX for the four fiscal quarters ending on such date, to be greater than 4.0 to 1.0.

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(b)    Current Ratio. The Parent Guarantor will not permit, as of the last day of any fiscal quarter beginning on the fiscal quarter ending June 30, 2018, the ratio for the Parent Guarantor, the Borrower and the Consolidated Restricted Subsidiaries of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under the equivalent of ASC 815 under GAAP) to (ii) consolidated current liabilities (excluding non-cash obligations under the equivalent of ASC 815 under GAAP and current maturities under this Agreement) to be less than 1.0 to 1.0.
(c)    Ratio of Secured Debt to EBITDAX. The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of (i)  Secured Debt as of such date to (ii) EBITDAX for the four fiscal quarters ending on such date, to be greater than 2.5 to 1.0.
Section 9.02    Debt. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:
(a)    the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.
(b)    Debt of the Borrower and its Restricted Subsidiaries existing on the date hereof that is reflected in the Financial Statements, and any Permitted Refinancing Debt in respect thereof.
(c)    Debt under Capital Leases and purchase money financings in an aggregate amount not to exceed $10,000,000 at any one time outstanding.
(d)    Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.
(e)    endorsements of negotiable instruments for collection in the ordinary course of business.
(f)    intercompany Debt between the Borrower and a Guarantor or between Guarantors or between the Borrower or a Restricted Subsidiary and the Unrestricted Subsidiaries to the extent permitted by Section 9.05(m); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or a Guarantor, and, provided further, that any such Debt owed by the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.
(g)    Debt under (i) any Senior Unsecured Notes and (ii) any Permitted Refinancing Debt in respect of Debt under this clause (g).
(h)    Debt consisting of the financing of insurance premiums incurred in the ordinary course of business.
(i)    other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding.

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Section 9.03    Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any of their Properties (now owned or hereafter acquired), except:
(a)    (i) Liens securing the payment of any Indebtedness and (ii) Liens on cash or deposits granted in favor of the Issuing Bank to Cash Collateralize any Defaulting Lender’s participation in Letters of Credit.
(b)    Excepted Liens.
(c)    Liens securing Debt permitted by Section 9.02(c) but only on the Property under lease or acquired with the proceeds of such Debt, and all improvements, repairs, additions, attachments and accessions thereto, parts, replacements and substitutions therefor, and products and proceeds thereof.
(d)    other Liens securing obligations that in the aggregate do not exceed $10,000,000 at any time.
(e)    Liens arising under an indenture in favor of the trustee thereunder for its own benefit and not for the benefit of the holders of Debt under such indenture.
(f)    Liens on cash, cash equivalents and other property arising in connection with the defeasance, discharge or redemption of Debt.
(g)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.
(h)    Liens on Equity Interests in Unrestricted Subsidiaries.
Section 9.04    Dividends, Distributions and Restricted Payments.
(a)    Restricted Payments. The Parent Guarantor and the Borrower will not, and will not permit any of the Restricted Subsidiaries to, declare or make directly or indirectly, any Restricted Payment, return any capital to its holders of Equity Interests or make any distribution of its Property to its Equity Interest holders without the prior approval of the Majority Lenders, except that:
(i)    the Parent Guarantor and the Borrower may pay dividends and distributions to their Equity Holders; provided, that (A) such dividend or distribution is paid within 65 days after the date of declaration thereof and (B) as of the date of such declaration, if such dividend or distribution had been paid as of such date of declaration, both prior to and immediately after giving pro forma effect to such payment (including any Borrowings made in connection with any such dividends and/or distributions), (1) the Borrower would have undrawn availability under the then effective Commitments equal to or greater than 10% of the then effective Commitments and (2) no Default or Event of Default would have existed;
(ii)    the Parent Guarantor, the Borrower and the Restricted Subsidiaries may each declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Capital Stock);
(iii)    (A) any Restricted Subsidiary of the Borrower may make Restricted Payments to the Borrower or a Restricted Subsidiary, and (B) the Borrower may make Restricted Payments to the Parent Guarantor;

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(iv)    the Parent Guarantor, the Borrower and the Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management, employees, directors and consultants of the Parent Guarantor, the Borrower and its Subsidiaries;
(v)    the Parent Guarantor and the Borrower may declare and pay dividends or distributions consisting of Equity Interests in Unrestricted Subsidiaries; and
(vi)    on and after the Sixth Amendment Effective Date, the Parent Guarantor may make Restricted Payments other than dividends and distributions; provided that both prior to and after giving pro forma effect thereto (including any Borrowings made in connection with any such Restricted Payments), (A) no Default or Event of Default has occurred and is continuing, (B) [reserved], (C) the ratio of Total Debt to EBITDAX does not exceed 3.00 to 1.00, (D) [reserved], and (E) the Borrower would have undrawn availability under the then effective Commitments equal to or greater than 20% of the then effective Commitments. For all purposes under this clause (vi), the ratio of Total Debt to EBITDAX shall be calculated based on (1) Total Debt as of any date of calculation and (2) EBITDAX for the Borrower’s most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 8.01(a) or (b), as applicable, after giving pro forma effect to such Restricted Payments and any Borrowings made in connection with such Restricted Payments, and otherwise in accordance with Section 9.01(a).
(b)    Redemption of Senior Unsecured Notes; Amendment of Indenture. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, prior to the date that is 91 days after the Maturity Date:
(i)    make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem whether in whole or in part any Senior Unsecured Notes in cash, in each case other than:
(A)    Redemptions made from the proceeds of Permitted Refinancing Debt;
(B)    Redemptions made from the proceeds of the sale or issuance of Equity Interests by the Borrower if:
(1)    no Default or Event of Default has occurred and is continuing or would exist after giving effect to such Redemption; and
(2)    immediately after giving effect to such Redemption, the Borrower would have liquidity (which for the purpose of this Section 9.04(b) shall be defined as undrawn availability under the then effective Commitments, unrestricted cash and cash equivalents) equal to or greater than the greater of (I) 20% of the then effective Commitments and (II) $100,000,000;
(C)    Redemptions made in respect of a mandatory offer to Redeem Senior Unsecured Notes arising out of a sale of Property of the Borrower or any Restricted Subsidiary if such sale of Property is made in compliance with Section 9.12(d); and
(D)    voluntary Redemptions if immediately after giving effect to such Redemption:
(1)    the Borrower would have liquidity equal to or greater than the greater of (I) 20% of the then effective Commitments and(II) $100,000,000,

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(2)    such Redemptions under this clause (D) do not exceed $100,000,000 in the aggregate after the Redemption Calculation Date, and
(3)    if the Borrower is using proceeds from the Loans for such Redemption, the ratio of the Borrower’s Total Debt to EBITDAX (calculated in accordance with Section 9.01(a)) is equal to or less than 2.5 to 1.0.
(ii)    amend, modify, waive or otherwise change any of the terms of any Senior Unsecured Notes or any indenture, agreement, instrument, certificate or other document relating to any Senior Unsecured Notes incurred under Section 9.02(g) if after such amendment, waiver or change such Senior Unsecured Notes would no longer qualify as Senior Unsecured Notes.
Section 9.05    Investments, Loans and Advances. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
(a)    accounts receivable arising in the ordinary course of business.
(b)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.
(c)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.
(d)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.
(e)    deposits in money market funds investing exclusively in Investments described in Section 9.05(b), Section 9.05(c) or Section 9.05(d).
(f)    Investments made by a Guarantor or the Borrower in or to a Guarantor or the Borrower.
(g)    Subject to the limits in Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or one of the Restricted Subsidiaries with others in the ordinary course of business; provided that (i) no Default or Event of Default exists at the time of, or would exist after making any such Investment, (ii) such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (iii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iv) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $10,000,000.

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(h)    loans or advances to employees, officers, or directors in the ordinary course of business of the Borrower as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $1,000,000 in the aggregate at any time.
(i)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any of the Restricted Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any Restricted Subsidiary; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(i) exceeds $1,000,000 (measured by consideration paid at the time such Investment is received).
(j)    Investments in the form of deposits or advances that are subject to Excepted Liens.
(k)    provided that no Default or Event of Default exists at the time of, or would exist after making such Investment, Permitted Acquisitions.
(l)    provided that no Default or Event of Default exists at the time of, or would exist after making such Investment, other Investments not to exceed, in the aggregate at any time outstanding, $25,000,000 (measured by consideration paid at the time such Investment is made).
(m)    Investments made by the Borrower or any Restricted Subsidiary (i) consisting of dispositions of Equity Interests in Unrestricted Subsidiaries that are contributed to the capital of, or that are exchanged for or used to purchase Equity Interests in, other Unrestricted Subsidiaries (and any Equity Interests received upon such contribution, exchange or purchase) and (ii) in any Unrestricted Subsidiary (including the designation of a Subsidiary as an Unrestricted Subsidiary), provided that, in the case of this clause (ii):
(A)    if such Investment consists of Oil and Gas Property or a Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates and such Oil and Gas Properties have a fair market value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, then the Borrowing Base shall be reduced, effective immediately upon such Investment, by an amount equal to the value, if any, assigned such Oil and Gas Properties in the most recently delivered Reserve Report;
(B)    if such Investment consists of or includes Properties not described in clause (m)(ii)(A), the aggregate fair market value of all such Investments not described in clause (m)(ii)(A) shall be limited to $15,000,000; and
(C)    the Utilization Percentage is less than 80% immediately after giving effect to such Investment and all related contemporaneous transactions.
Investments under this Section 9.05(m) shall be valued at the time made and without taking into account subsequent changes in the value thereof.
(n)    Investments in Persons primarily engaged in the Oil and Gas Business; provided that (i) the Borrower and the Restricted Subsidiaries in the aggregate will not invest in the Equity Interests of more than two (2) publicly traded entities or own margin stock (as such term is defined in Regulation U of the Board) in more than two (2) entities at any time and

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(ii) the Borrower and the Restricted Subsidiaries will not invest in the Equity Interest of any Person if such Investment would be hostile at the time made.

Section 9.06    Nature of Business; No International Operations. The Borrower will not, and will not permit any of the Restricted Subsidiaries to engage in any business other than the Oil and Gas Business. Except for expenses in the ordinary course of business as to the properties described on Schedule 9.06, from and after the date hereof, the Borrower and the Restricted Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America or in the offshore federal waters of the United States of America and they will not form or acquire any Restricted Subsidiaries that are Foreign Subsidiaries.
Section 9.07    Limitation on Leases. The Borrower will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Restricted Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $10,000,000 (net of any sub-leases) in any period of twelve consecutive calendar months during the life of such leases.
Section 9.08    Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower shall comply with Section 12.18.
Section 9.09    ERISA Compliance. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, at any time:
(a)    Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.
(b)    Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.
(c)    Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability or (ii) any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

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Section 9.10    Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.11    Mergers, Etc. Neither the Borrower, nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that the Borrower or any Restricted Subsidiary may merge or consolidate with, or sell, lease or otherwise dispose of all or substantially all of its Property to, the Borrower or any Restricted Subsidiary, but (a) in the case of a merger involving a Guarantor, a Guarantor must be the surviving entity, and (b) notwithstanding clause (a), in the case of a merger involving the Borrower, the Borrower must be the surviving entity.
Section 9.12    Sale of Properties. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer or dispose of any Property except for:
(a)    the sale or other disposition of Hydrocarbons in the ordinary course of business;
(b)    as long as no Default exists, farmouts and other dispositions of undeveloped acreage and assignments in connection with such farmouts or dispositions (provided that if such farmout or disposition is of Oil and Gas Property included in the most recent Borrowing Base, such farmout or disposition is included in the 5% basket in Section 9.12(d)(ii) below);
(c)    the sale or other disposition of equipment that is no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use;
(d)    the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iii) if such sale or other disposition of Oil and Gas Property or a Restricted Subsidiary owning Oil and Gas Properties (including farmouts of proved reserves under clause (b)) included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a Borrowing Base value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or other disposition, by an amount equal to the Borrowing Base value assigned such Property (but in no event in excess of the value assigned to such Property in the most recently delivered Reserve Report) and (iv) if any such sale or other disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary;

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(e)    sales or other dispositions to the Borrower or a Guarantor;
(f)    sales or other dispositions permitted by Section 9.04(a), Section 9.05(m), Section 9.10, or Section 9.14(b);
(g)    sales or other dispositions of Equity Interests in Unrestricted Subsidiaries; and
(h)    sales and other dispositions of Properties not regulated by Section 9.12(a) to (g) having a fair market value not to exceed $10,000,000 during any six-month period.
Section 9.13    Environmental Matters. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to a Release or threatened Release of Hazardous Materials, exposure to any Hazardous Materials, or to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.
Section 9.14    Transactions With Affiliates.
(a)    The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
(b)    Notwithstanding clause (a), the Borrower and the Restricted Subsidiaries may enter into any transaction contemplated by Section 9.03(h), Section 9.04(a), Section 9.05(m), Section 9.12(g) or Section 9.19.
(c)    Clause (a) above shall not apply to (i) that certain Advisory Services Agreement dated June 23, 2014 by and among the Parent Guarantor, the General Partner and Wexford Capital LP, and amendments, supplements, modifications, renewals, extensions and replacements thereof that are not, taken as a whole, materially less favorable to the Borrower and the Restricted Subsidiaries than the agreement as in effect on the date of this Agreement, and, in each case, transactions contemplated therein, and (ii) transactions between or among (A) the Borrower and the Restricted Subsidiaries and (B) Diamondback Energy, Inc. and its subsidiaries.
Section 9.15    Subsidiaries. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create or acquire any additional Subsidiaries, unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b), to the extent required thereby. The Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12(d), (e), (f), (g) or (h). The Borrower and the Restricted Subsidiaries shall have no Restricted Subsidiaries that are Foreign Subsidiaries.
Section 9.16    Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, the agreements creating Liens permitted by Section 9.03(c), the instruments or

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agreements evidencing Senior Unsecured Notes or any Permitted Refinancing Debt in respect thereof, usual and customary restrictions on the pledge or transfer of equity interests in certain joint ventures, usual and customary restrictions in purchase and sale agreements relating to the Property subject thereof, restrictions on the granting of Liens contained in agreements subject to Excepted Liens, restrictions on the granting of Liens on the Equity Interests in Unrestricted Subsidiaries, restrictions in agreements of the types contemplated by Section 9.14(b), and restrictions on the granting of Liens in licenses, easements and leases entered into in the ordinary course of business) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.
Section 9.17    Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any of the Restricted Subsidiaries that would require the Borrower or any of Restricted Subsidiaries to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 500,000 Mcf of gas (on an mcf equivalent basis) in the aggregate.
Section 9.18    Swap Agreements.
(a)    The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any Swap Agreements with any Person other than (i) Swap Agreements in respect of commodities (A) with an Approved Counterparty, (B) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 90% of the reasonably anticipated projected production from their Oil and Gas Properties which are classified as proved developed producing as of the date such Swap Agreement is entered into for each month during which such Swap Agreement is in place for each of crude oil and natural gas, calculated separately and determined by reference to the most recently delivered Reserve Report and (C) for a tenor of no more than 60 months after such Swap Agreement is entered into, provided that if such Swap Agreements exceed the greater of (1) the daily average of 100% of the actual production from the Borrower’s and the Restricted Subsidiaries’ Oil and Gas Properties for the most recent month, and (2) the daily average of 100% of the actual production from the Borrower’s and the Restricted Subsidiaries’ Oil and Gas Properties for the most recent week, in each case based on reports available to the Borrower at such time, and such condition (either (1) or (2)) lasts for a period of 90 days, the Borrower shall terminate, create off-setting positions, or otherwise unwind existing Swap Agreements within fifteen (15) days after the end of such month in which Swap Agreements exceed 100% of the actual production; and (ii) Swap Agreements in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement (other than Secured Swap Agreements) contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.
(b)    In addition to the Swap Agreements permitted by Section 9.18(a), a Loan Party may enter into Swap Agreements (“Acquisition Swaps”) for production to be produced from properties or interests that a Loan Party proposes to acquire but does not then own (each, a

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“Pro Forma Property”) if such Acquisition Swaps (i) are with an Approved Counterparty, (ii) are entered into after the purchase and sale agreement with respect to such Pro Forma Property has been fully executed, and (iii) do not exceed the volume and term limitations set forth in Section 9.18(a) determined on a pro forma basis as if the Pro Forma Properties were owned by a Loan Party. The Borrower agrees that, if a Loan Party has outstanding Acquisition Swaps, the Borrower shall, or shall cause other Loan Parties to, terminate, create offsetting positions or otherwise unwind Swap Agreements to the extent necessary to comply with the volume requirements of Section 9.18(a) determined without inclusion of any production from such Pro Forma Property within 15 days after the earlier to occur of (A) 180 days after the date the applicable purchase and sale agreement was entered into if the acquisition of such Pro Forma Property has not been consummated, or (B) the date the Borrower obtains knowledge with reasonable certainty that the acquisition of such Pro Forma Property will not be consummated.
(c)    No Swap Agreements shall be entered into for speculative purposes.
Section 9.19    Designation of Restricted and Unrestricted Subsidiaries.
(a)    Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of the date hereof or thereafter, in compliance with Section 9.19(b) or (d), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)    The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly or to be formed or newly or to be acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and immediately after giving effect, to such designation, neither a Default nor a Borrowing Base Deficiency would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(m). Except as provided in this Section 9.19(b), no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.
(c)    The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default exists, (iii) the Borrower complies with the requirements of Section 8.14(b) and Section 8.18 and (iv) the Borrower and/or one or more Restricted Subsidiaries owns all of the Equity Interests in such Subsidiary. Any such designation shall be treated as a cash dividend to the Borrower in an amount equal to the lesser of the fair market value of the Borrower’s and its Restricted Subsidiaries’ direct ownership interests in such Subsidiary or the amount of the Borrower’s and its Restricted Subsidiaries’ aggregate investment previously made for purposes of the limitation on Investments under Section 9.05(m). Upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, all Investments previously made in such Unrestricted Subsidiary shall no longer be counted in determining the limitation on Investments under Section 9.05(m).
(d)    Each Subsidiary of an Unrestricted Subsidiary shall automatically be designated as an Unrestricted Subsidiary.
(e)    Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.19(b), (i) such Subsidiary shall be automatically released from all

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obligations, if any, under the Loan Documents, including the Guaranty Agreement and all other applicable Security Instruments and (ii) all Liens granted pursuant to the Guaranty Agreement and all other applicable Security Instruments on the Property of, and the Equity Interests in, such Unrestricted Subsidiary shall be automatically released.
Section 9.20    Control Agreements. Neither the Borrower nor any other Loan Party shall open any deposit or securities account (other than payroll, withholding tax, escrow, trust fund and other fiduciary deposit accounts) unless such deposit or securities account is, or within 30 days after being opened becomes, subject to a deposit account control agreement or securities account control agreement, as applicable, in form and substance reasonably satisfactory to the Administrative Agent naming the Administrative Agent as the secured party thereunder for the benefit of the Other Secured Persons. Each deposit account control agreement will provide that the depositary bank will comply with instructions originated by the Administrative Agent directing dispositions of funds in the deposit account without further consent by the applicable Loan Party. Each securities account control agreement will provide that the securities intermediary will comply with entitlement orders originated by the Administrative Agent without further consent by the applicable Loan Party. The Administrative Agent agrees that it shall not issue any such instructions or entitlement orders or otherwise exercise any control right granted under any such deposit account control agreement or securities account control agreement unless (a) an Event of Default of the type set forth in Section 10.01(a), (b), (f), (g), (h), (i), or (j) has occurred or (b) the Notes and the Loans then outstanding have become due and payable in whole (and not merely in part), whether at the due date thereof, by acceleration or otherwise.
ARTICLE X
Events of Default; Remedies
Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made (or, if already qualified by materiality, Material Adverse Effect or a similar qualification, true and correct in all respects).
(d)    the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(h), Section 8.01(k), Section 8.02, Section 8.03, Section 8.14, Section 8.15 or in Article IX.
(e)    the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in

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Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower otherwise becoming aware of such default.
(f)    the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Restricted Subsidiary to make an offer in respect thereof, other than with respect to Senior Unsecured Notes or Permitted Refinancing Debt in respect thereof, if, at the time of the payment or Redemption thereof, a Redemption thereof could have been made pursuant to Section 9.04(b).
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)    the Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or the holders of Equity Interests of the Borrower shall make any request to take any action for the purpose of calling a meeting of the equity holders of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs.
(j)    the Borrower or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k)    (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively

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stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment.
(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower, any Restricted Subsidiary or any Affiliate shall so state in writing.
(m)    a Change in Control shall occur.
(n)    if any Non-Voting Units shall be entitled to vote under the Borrower LLC Agreement.
Section 10.02    Remedies.
(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.
(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(c)    Except as provided in Section 4.03, all proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:
(i)    first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
(ii)    second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

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(iii)    third, pro rata to payment of accrued interest on the Loans;
(iv)    fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness referred to in clause (b) and (c) of the definition of Indebtedness;
(v)    fifth, pro rata to any other Indebtedness;
(vi)    sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and
(vii)    seventh, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.
Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause “fourth” above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Excluded Swap Obligations described in such clause “fourth” are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to such clause).
ARTICLE XI
The Administrative Agent
Section 11.01    Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or

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in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
Section 11.03    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither of the Syndication Agents shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the

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Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 11.06    Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, subject, if no Event of Default exists, to the consent of the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 11.07    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.
Section 11.08    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or

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any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Agents nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
Section 11.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10    Authority of Administrative Agent to Release Collateral and Guarantors. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to (a) release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents, (b) release any Guarantor from the Guaranty Agreement pursuant to the terms hereof or thereof and (c) subordinate any Lien on any collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.03. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens,

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termination statements, assignments, releases of guarantees or other documents reasonably requested by the Borrower in connection with (i)  the events described in the preceding sentence and (ii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 9.19(b).
Section 11.11    The Arranger and the Syndication Agents. The Arranger and the Syndication Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.
Section 11.12    Erroneous Payments.
(a)    Each Lender and the Issuing Bank hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank) or (ii) it receives any payment from the Administrative Agent (or any of its Affiliates) (A) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (B) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or (C) that such Lender or Issuing Bank otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then, in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 11.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Lender or the Issuing Bank, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Lender and the Issuing Bank agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower and each other Loan Party hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or the Issuing Bank that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or the Issuing Bank with respect to such amount, (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise

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satisfy any Indebtedness owed by the Borrower or any other Loan Party and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Indebtedness, the Indebtedness or any part thereof that were so credited, and all rights of the applicable Lender, Issuing Bank, Administrative Agent, or Other Secured Person, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(d)    Each party’s obligations under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Indebtedness (or any portion thereof) under any Loan Document.
ARTICLE XII
Miscellaneous
Section 12.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower, to it at:
Viper Energy Partners LLC
500 West Texas, Suite 1200
Midland, Texas 79701
Attention: Teresa L. Dick, CFO
Telecopy: 405-463-6968
email: tdick@diamondbackenergy.com
(ii)    if to the Administrative Agent or the Issuing Bank, to it at:
Wells Fargo Bank, National Association
1525 West W.T. Harris Boulevard
MAC D1109-019
Charlotte, NC 28252
Attention:  Dugan McDermott
Telecopy:  704.590.2082
e-mail: Dugan.Mcdermott@wellsfargo.com
Agencyservices.requests@wellsfargo.com
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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(c)    Any party hereto may change its address, email address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.02    Waivers; Amendments.
(a)    No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, each other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any of the Restricted Subsidiaries therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Subject to 3.02(f) and Section 3.03(c) with respect to the implementation of a Benchmark Replacement, neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or Elected Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders or modify Section 2.07 in any manner without the consent of each Lender; provided that (A) a Scheduled Redetermination may be postponed by the Required Lenders and (B) reductions of the Borrowing Base pursuant to Section 2.07(f), Section 9.05(m) or Section 9.12 may be waived or reduced with the consent of the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 8.14 or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender; provided that any waiver or amendment to Section 12.14, this proviso in this Section 12.02(b)(vi), or Section 12.02(b)(vii), shall also require the written consent of each adversely affected Secured Swap Party, (vii) modify the terms of Section 10.02(c) without the written consent of each Lender and Secured Swap Party adversely affected thereby or amend or otherwise modify any Security Instrument in a manner that results in the Secured Swap Obligations secured by such

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Security Instrument no longer being secured thereby, or amend or otherwise change the definition of “Secured Swap Agreement”, “Secured Swap Obligations” or “Secured Swap Party”, without the written consent of each Secured Swap Party adversely affected thereby, (viii) release any Guarantor (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a), without the written consent of each Lender, or (ix) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, (i) joinders and modifications contemplated by Section 2.06(b) shall not require the consent of any Person other than the Borrower, the Administrative Agent and, to the extent applicable, any Lenders executing Elected Commitment Amount Increase Agreements and any Additional Lenders executing Additional Lender Agreements and (ii) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment or Elected Commitment of such Lender may not be increased or extended or amounts owed to such Lenders reduced, or the final maturity thereof extended without the consent of such Lender, and any amendment to further restrict the voting rights of Defaulting Lenders shall require the consent of all Lenders.
Section 12.03    Expenses, Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OF THE RESTRICTED SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A)  ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B)  THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE RESTRICTED SUBSIDIARIES BY THE BORROWER AND THE RESTRICTED SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY RESTRICTED SUBSIDIARY, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY RESTRICTED SUBSIDIARY, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION

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WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section 12.03 shall be payable not later than three days after written demand therefor.
Section 12.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) other than in connection with a transaction permitted under Section 9.12(e), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, such consent not to be unreasonably withheld (and any attempted assignment or transfer by the Borrower in violation of this Section 12.04(a)(i) shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)    (i)    Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender or, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing, is to any other assignee; provided further, if at the end of fifteen (15) days after the Borrower has received a request for such approval, the Borrower has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of such assignment; and
(B)    the Administrative Agent and the Issuing Bank, provided that no consent of the Administrative Agent or the Issuing Bank shall be required for an assignment to an assignee that is a Lender (or an Affiliate of a Lender) immediately prior to giving effect to such assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)    no assignment shall be made to (1) the Borrower or any of the Borrower’s Subsidiaries or Affiliates, (2) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) or (iii) any natural Person.
(iii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not

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comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)    (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such

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Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.
(iii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and Section 12.04(b) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of the Restricted Subsidiaries to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05    Survival; Revival; Reinstatement.
(a)    All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

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(b)    To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.06    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any of the Restricted Subsidiaries against any of and all the obligations of the Borrower or any of the Restricted Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have;

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provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Indebtedness owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. AS OF THE SEVENTH AMENDMENT EFFECTIVE DATE, EACH OUTSTANDING NOTE PREVIOUSLY ISSUED BY THE BORROWER TO ANY LENDER SHALL BE DEEMED TO BE AMENDED TO PROVIDE THAT SUCH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

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(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES EXCEPT FOR ANY SUCH SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES FOR WHICH THE BORROWER HAS INDEMNIFIED AN INDEMNITEE PURSUANT TO SECTION 12.03; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.11    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower’s or any of its Subsidiaries’ businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is hereby deemed at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.
Section 12.13    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND

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THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 12.14    Collateral Matters; Swap Agreements.
(a)    The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Secured Swap Parties on a pro rata basis (but subject to the terms of the Loan Documents, including provisions thereof relating to the application and priority of payments to the Persons entitled thereto) in respect of any Secured Swap Obligations. Except as expressly set forth in Section 12.02(b), no Secured Swap Party shall have any voting rights under any Loan Document as a result of the existence of any Secured Swap Obligations owed to it.
(b)    The Borrower hereby guarantees the payment and performance of all Indebtedness of each other Loan Party and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Benefiting Guarantor in order for such Benefiting Guarantor to honor its obligations under the Guaranty Agreement and any other Security Instruments including obligations with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 12.14(b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.14(b), or otherwise under this Agreement or any other Loan Document, as it relates to such Benefiting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of Borrower under this Section 12.14(b) shall remain in full force and effect until all Indebtedness is paid in full, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 12.14(b) constitute, and this Section 12.14(b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefiting Guarantor for all purposes of Section 1a(18)(A)(v)(ii) of the Commodity Exchange Act.
Section 12.15    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.
Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

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Section 12.17    Flood Insurance Provisions.    Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
Section 12.18    Regulation U Matters.
(a)    The parties hereto acknowledge and agree that (i) the Borrower may, directly or through one or more of its Subsidiaries, from time to time use the proceeds of Loans to purchase “margin stock” (as such term is defined in Regulation U of the Board) and (ii) it is their explicit intent that the Transactions shall, at all times, be in compliance with and permitted under all applicable Governmental Requirements, including Regulation U.
(b)    Notwithstanding any provision in this Agreement or any other Loan Document to the contrary:
(i)    the term “Collateral” and similar terms in the Loan Documents shall be deemed to exclude all margin stock;
(ii)    the Indebtedness shall not, under any circumstances, ever be, or be deemed to be, directly or indirectly secured by any margin stock (with the term “indirectly secured” having the meaning ascribed thereto in Regulation U);
(iii)    the Loan Documents do not restrict, and shall be deemed not to restrict, in any way, the right or ability of any Loan Party to sell, pledge or otherwise dispose of any margin stock owned by such Loan Party;
(iv)    the sale, pledge or other disposition by a Loan Party of margin stock does not and shall not directly or indirectly cause, trigger, give rise to or create a right, option or power to cause or trigger an acceleration of the Indebtedness;
(v)    the negative covenants set forth in this Agreement and the other Loan Documents, including Section 9.03, Section 9.04, Section 9.05, Section 9.12, Section 9.14 and Section 9.16 of this Agreement, do not and shall not apply to margin stock; and
(vi)    the Events of Default and any other remedial provisions set forth in this Agreement and the other Loan Documents, including Section 10.01 of this Agreement, do not and shall not apply with respect to margin stock; and
in each case, to the extent necessary, this Agreement and the other Loan Documents are hereby deemed to be amended and modified to implement the intent of this Section 12.18(b).
(c)    At any time during which the Borrower directly or indirectly through the other Loan Parties holds margin stock with an aggregate value equal to or greater than 20% of the value of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement, the Borrower shall, prior to each purchase by it or any other Loan Party of margin stock thereafter, deliver to the Administrative

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Agent an officer’s certificate certifying as to the value of all margin stock and the value of all other assets of the Loan Parties. The Borrower covenants and agrees that it will not, and will not permit any other Loan Party to, purchase margin stock if, after giving effect to such purchase, the value of all margin stock held by the Loan Parties would be equal to or greater than 25% of the value of all assets of the Loan Parties directly or indirectly securing the Loans and other extensions of credit provided for under this Agreement. For purposes of this Section 12.18(c) and Section 6.02(e) and Section 8.01(c) above, “value” means value determined by a reasonable method within the meaning of clause (2)(i) of the definition of the term “indirectly secured” in Regulation U.
(d)    The Agents and the Lenders hereby acknowledge and agree that (i) each determination of the amount of credit that may be granted to the Loan Parties, including each determination of the Borrowing Base under this Agreement, shall be made, in good faith, without relying upon any margin stock owned by a Loan Party or any income or other benefit derived or anticipated to be derived from such margin stock, whether as direct or indirect collateral, as other credit support, or otherwise, and (ii) each extension of credit, the maintenance of credit, and each other decision under or in connection with this Agreement and the other Loan Documents will be made, in good faith, without relying upon any margin stock owned or to be owned (including as a result of the use of proceeds of any such extension of credit) by a Loan Party or any income or other benefit derived or anticipated to be derived from such margin stock, whether as direct or indirect collateral, as other credit support, or otherwise.
(e)    In the event that there shall occur after the date of this Agreement (i) any change in Regulation U or any other law, treaty, rule, regulation or other Governmental Requirement relating to extensions of credit in connection with margin stock or other securities (each, a “Margin Rule”), or any change in the interpretation or application thereof by any Governmental Authority, (ii) the adoption of any Margin Rule, or (iii) the issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority that is directly or indirectly applicable to any Lender, the Issuing Bank, any lending office of a Lender or any Lender’s or the Issuing Bank’s holding company, in respect of a Margin Rule, then this Agreement and the other Loan Documents shall be deemed to be amended and modified to implement the intent of this Section 12.18.
Section 12.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or

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other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 12.20    Acknowledgement Regarding Any Supported QFC’s. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 12.20, the following terms have the following meanings:
(i)    “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Section 12.21    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the other Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the other Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that none of the Administrative Agent, the other Agents nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, or administration and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
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SIGNATURE PAGE
CREDIT AGREEMENT
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ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Elected Commitment
Wells Fargo Bank, National Association	12.400000000%	$248,000,000.00	$62,000,000.00
PNC Bank, National Association	9.000000000%	$180,000,000.00	$45,000,000.00
Truist Bank	9.000000000%	$180,000,000.00	$45,000,000.00
Bank of America, N.A.	7.200000000%	$144,000,000.00	$36,000,000.00
Capital One, National Association	7.200000000%	$144,000,000.00	$36,000,000.00
Citibank, N.A.	7.200000000%	$144,000,000.00	$36,000,000.00
Credit Suisse AG, Cayman Islands Branch	7.200000000%	$144,000,000.00	$36,000,000.00
Goldman Sachs Bank USA	7.200000000%	$144,000,000.00	$36,000,000.00
JPMorgan Chase Bank, N.A.	7.200000000%	$144,000,000.00	$36,000,000.00
The Bank of Nova Scotia, Houston Branch	7.200000000%	$144,000,000.00	$36,000,000.00
Barclays Bank PLC	7.200000000%	$144,000,000.00	$36,000,000.00
BOKF, N.A. dba Bank of Oklahoma	6.000000000%	$120,000,000.00	$30,000,000.00
Comerica Bank	6.000000000%	$120,000,000.00	$30,000,000.00
Total	100.00%	$2,000,000,000.00	$500,000,000.00
ANNEX I
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